Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of Tong Ying Group and its subsidiaries (the “Company”) of our report dated May 23, 2024, relating to our audits of the consolidated financial statements of the Company as of and for the years ended December 31, 2023 and 2022, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our Firm under the caption “Experts” in this Registration Statement.

/s/ HTL International, LLC
HTL International, LLC
Houston, Texas

February 21, 2025